UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

REGENERX BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15070	52-1253406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 470 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 208-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RGRX	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Definitive Material Agreement.

In May 2013, our Board of Directors approved a private offering to raise capital from existing or new investors. Pursuant to this authority, on June 13, 2023, we sold and issued a $75,000 Convertible Promissory Note to Allan L. Goldstein, our board Chairman, and a $25,000 Convertible Promissory Note to J.J. Finkelstein, our President and Chief Executive Officer. Dr. Goldstein has funded $50,000 of his purchase and has indicated his intention to fund the $25,000 before June 30, 2023. We also sold and issued on that date an additional $25,000 Convertible Promissory Note to one of our independent contractors. On June 20, 2023, we sold and issued an additional $50,000 Convertible Promissory Note to Joseph C. McNay, another board member. Each note accrues interest at a rate of 5% per annum and is due, if not earlier converted at the option of the holder to Common Stock, on June 11, 2028. Beginning six months after the initial note issuance, the principal and accrued interest on each note may be converted into shares of our Common Stock based on a conversion rate of $0.02 per share, subject to customary adjustments.

To induce these parties to lend funds to us, we also agreed to issue each investor a five-year warrant to purchase a number of shares of our Common Stock equal to 150% of the number of shares of Common Stock into which the purchased note could initially convert. Each warrant is exercisable by the holder commencing six months after issuance at an exercise price of $0.02 per share, subject to customary adjustments.

Item 3.02 Unregistered Sales of Equity Securities.

Between June 13 and June 20, 2023, we sold to four individuals an aggregate of $175,000 of our Convertible Promissory Notes due on June 12, 2028. The principal and accrued interest on the notes are convertible at the option of the holders beginning six months after issuance into shares of our Common Stock at a rate of $0.02 per share, subject to customary adjustments. In connection with the sale and issuance of these notes, we issued these purchasers five-year warrants to purchase (beginning six months after issuance) an aggregate of 13,125,000 shares of our Common Stock at an exercise price of $0.02 per share, subject to customary adjustments.

In selling and issuing the notes and warrants, we relied on the exemption under Section 4(a)(2) of the Securities Act of 1933, as amended. The securities were sold in private transactions to persons who represented themselves as “accredited investors” and were acquiring the securities for investment, and we have noted the instruments representing the securities with restrictions on transfer unless in compliance with the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

10.63	Form of Convertible Promissory Note

10.64	Form of Warrant to Purchase Common Stock

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

By:	/s/ J.J. Finkelstein
J.J. Finkelstein
President and Chief Executive Officer

Date: June 20, 2023.